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                                    FORM 8-K

                                 CURRENT REPORT


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                OCTOBER 20, 2000
                Date of Report (Date of earliest event reported)



                               GROVE WORLDWIDE LLC
             (Exact Name of Registrant as Specified in its Charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)



                 333-57611                       23-2955766

         (Commission File Number)   (IRS Employer Identification Number)


              1565 BUCHANAN TRAIL EAST, SHADY GROVE, PA 17256
                  (Address of Principal Executive Offices)


                              (717) 597-8121
            (Registrant's Telephone Number, Including Area Code)


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ITEM 5.  OTHER EVENTS.

A Second Amendment and Waiver ("Second Amendment") to the Credit Agreement, dated as of April 29, 1998, as amended, has been approved by Grove Worldwide LLC (the "Company"), Grove Capital, Inc, certain banks and other financial institutions party to the Credit Agreement and The Chase Manhattan Bank, as Administrative Agent, effective as of October 20, 2000.

At September 30, 2000 the Company had a bank credit facility (the "Bank Credit Facility") consisting of a $200.0 million term loan facility ("Term Loan Facility") and a $125.0 million revolving credit facility ("Revolving Credit Facility"). The Second Amendment provides for (i) a permanent reduction in the amount of the revolving credit facility to $66.25 million effective with the Second Amendment and to $60.0 million effective March 31, 2001 and (ii) higher borrowing and commitment fee rates. As amended, the Revolving Credit Facility enables the Company to obtain revolving credit loans for working capital and general corporate purposes. Borrowings outstanding under the Revolving Credit Facility cannot exceed a borrowing base determined by the Company's eligible US and German receivables and inventory. The Company also pays a 0.75% fee on the unused portion of the Bank Credit Facility. Without the Second Amendment, the Company would not have been in compliance with two of the financial covenants required by the Bank Credit Facility.

At September 30, 2000 total borrowings under the Revolving Credit facility were $35.0 million. Average month-end borrowings for the previous twelve months were $22.5 million. Following the effectiveness of the Second Amendment, total availability under the Revolving Credit Facility was $29.0 million.

Furthermore, the Second Amendment waives the Consolidated Fixed Charges Coverage ratio and amends the Senior Leverage Ratio to be less restrictive to the Company though December 31, 2001. The Second Amendment also requires minimum earnings for the Company through December 31, 2001 as measured by Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and limits the Company's capital expenditures to $14.0 million for the next twelve months.

Loans under the Bank Credit Facility bear interest (a) in the case of loans in U.S. dollars, at the highest of (x) 1/2 of 1% in excess of the Federal Funds Effective Rate (as defined in the Bank Credit Facility), (y) 1.0% in excess of a certificate of deposit rate, and (z) the Administrative Agent's prime rate, plus the applicable margin (as defined in the Bank Credit Facility); or (b) in the case of all loans, the relevant Eurocurrency Rate (as defined in the Bank Credit Facility) as determined by the Administrative Agent, plus the applicable margin. For the year ended September 30, 2000 the applicable margin for borrowings under the Revolving Credit and Term Loan Facilities was 3.0% and 3.5%, respectively. Following the effectiveness of the Second Amendment, the applicable margin is 4% on borrowings currently outstanding under the Bank Credit Facility.

ITEM 7.  EXHIBITS.

(a)   Financial Statements of Businesses Acquired.

      Not applicable

(b)   Pro Forma Financial Information.

      Not applicable

(c)   Exhibits.


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Exhibit No.        Description of Exhibit

10.22* Second Amendment and Waiver, dated as of October 20, 2000, to the Credit Agreement, dated as of April 29, 1998, as amended, among Grove Worldwide LLC, Grove Capital, Inc., the several banks and other financial institutions or entities from time to time parties to the Credit Agreement and The Chase Manhattan Bank, as Administrative Agent.

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*     Filed Herewith.


SIGNATURES

            PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                                  GROVE WORLDWIDE LLC

                                  BY   /s/ Stephen L. Cripe
                                     ----------------------
                                  STEPHEN L. CRIPE
                                  CHIEF FINANCIAL OFFICER
DATE: OCTOBER 31, 2000            (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)